Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

        In connection with the accompanying Annual Report on Form 10-KSB of IBSG International, Inc. for the year ended December 31, 2003, I, Geoffrey Birch, Treasurer, Chief Financial Officer , hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

    1.        Such Annual Report on Form 10-KSB for the year ended December 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2.        The information contained in such Annual Report on Form 10-KSB for the year ended December 31, 2003, 2 fairly presents, in all material respects, the financial condition and results of operations of IBSG International, Inc.

Date: October 21, 2004 BY: /S/ Geoffrey Birch —————————————— Geoffrey Birch Treasurer and Chief Financial Officer